UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 4, 2025, GameSquare Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (“Annual Meeting”). Prior to the Annual Meeting, the Company was unable to obtain a sufficient number of shares present in person or represented by proxy to constitute a quorum under its bylaws. The Company petitioned the Delaware Court of Chancery pursuant to Section 311(c) of the Delaware General Corporation Law (“DGCL”) seeking a judicial declaration of quorum. On December 3, 2025, the Court of Chancery issued an order (the “Order”) declaring that a quorum was present for the Annual Meeting pursuant to DGCL § 311(c) and ordering that the Annual Meeting take place on December 4, 2025.

As of the close of business on September 5, 2025, the record date for the Annual Meeting, there were 98,380,767 shares of Common Stock of the Company outstanding and entitled to vote. A total of 42,885,191 shares of Common Stock were represented in person or by proxy at the Annual Meeting, representing approximately 43.59% of the shares of common stock outstanding and entitled to vote at the Annual Meeting.

Only the two Class I director nominees were up for reelection and both were elected at the Annual Meeting. Nick Lewin was not renominated by the board of directors of the Company (“Board”) and, accordingly, departed the Board effective upon the conclusion of the Annual Meeting. Each of the remaining matters submitted to a vote of the Company’s stockholders, other than Proposal 4, received the requisite votes for approval. Proposal 4, the approval of the Merger Agreement, did not receive the requisite stockholder vote and therefore failed. The final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting are set forth below. The proposals are described in detail in the Company’s Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 7, 2025, as supplemented from time to time, including by the supplemental proxy materials on Schedule 14A filed by the Company with the SEC on November 4, 2025, which is incorporated herein by reference.

(a)	Elected two Class I members to our Board of Directors, each to serve a three-year term and until their successors are duly elected and qualified, subject to earlier resignation or removal (Proposal 1);

(b)	Ratified the appointment of Kreston GTA as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025 (Proposal 2).

(c)	Approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers (Proposal 3); and

(d)	Failed to approve a merger agreement with the Company’s wholly owned subsidiary for the purpose of restating the Certificate of Incorporation to, among other things, increase the number of authorized shares, eliminate supermajority voting requirements to amend the Certificate of Incorporation, declassify the Board of Directors, and implement other non-material specified changes (Proposal 4).

For additional information on these proposals, please see the Proxy Statement. The voting results for each of these proposals are set forth below:

Proposal 1 – Election of Board of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas Walker	40,158,599	1,172,307	3

Travis Goff	40,107,506	1,218,646	2

Proposal 2 – Ratification of the appointment of Kreston GTA as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,459,157	2,039,509	385,077	-

Proposal 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,207,803	4,347,126	1,328,814	3

Proposal 4 – Approval of a Merger Agreement with the Company’s Wholly Owned Subsidiary

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,594,936	5,055,441	233,367	2

Based on the approval of the stockholders, our Board of Directors has determined that it will hold an advisory vote on the compensation of our executive officers every year until the next required vote on the frequency of such an advisory vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: December 5, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director